UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REPUBLIC FIRST BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Republic First Bancorp, Inc.

50 South 16th Street, Suite 2400

Philadelphia, Pennsylvania 19102

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 29, 2020

The following Notice of Change of Location relates to the proxy statement (the "Proxy Statement") of Republic First Bancorp, Inc. (the "Company"), dated March 23, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, April 29, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 20, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2020

To the Shareholders of Republic First Bancorp, Inc.:

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders, employees and other members of our community, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Republic First Bancorp, Inc. (the "Company") has been changed. As previously announced, the Annual Meeting will be held on Wednesday, April 29, 2020 at 5:00 p.m., Eastern Time. In light of public health concerns regarding the COVID-19 outbreak and to comply with an Executive Order of the Governor of the Commonwealth of Pennsylvania and other related government pronouncements, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 10, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

To access and participate in the Annual Meeting as a shareholder please visit www.virtualshareholdermeeting.com/FRBK2020. For shareholders who hold shares through a brokerage, bank or other institutional account you must enter the 16-digit voting control number found on your proxy card, voting instruction form or notice that you received previously. For shareholders who hold shares directly, a control number must be requested in advance by contacting Kemma Brown, our Corporate Secretary, at (888) 875-2265. This request must be made at least three business days prior to the meeting. If you do not have a control number, you may elect to participate in the meeting as a “Guest”, but you will not have access to vote your shares or ask questions during the virtual meeting.

If you are admitted to the meeting as a shareholder, you may vote during the Annual Meeting by following the instructions available on the website. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or vote in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.  The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and you may continue to use the proxy card that you previously received to vote your shares in connection with the Annual Meeting.  If you have previously submitted a proxy card for the Annual Meeting or voted using one of the other available methods described in the proxy materials previously distributed to you, you do not need to take any additional action unless you desire to change your vote.

By Order of the Board of Directors,

Harry D. Madonna

President and Chief Executive Officer

April 20, 2020

To participate in the Annual Meeting on April 29, 2020 at 5:00 p.m. Eastern Time please visit www.virtualshareholdermeeting.com/FRBK2020. Copies of the proxy statement and Annual Report are available on our website at www.myrepublicbank.com under the Investor Relations section. Additionally, you may access our proxy materials at www.edocumentview.com/FRBK.